UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):    March 23, 2010

POKERTEK, INC.
(Exact Name of Registrant as Specified in Its Charter)

North Carolina	000-51572	61-1455265
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1150 Crews Road, Suite F Matthews, North Carolina	28105
(Address of Principal Executive Offices)	(Zip Code)

(704) 849-0860
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

          This Current Report on Form 8-K is filed by PokerTek, Inc., a North Carolina corporation (the “Registrant”), in connection with the item set forth below.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

          On September 15, 2009, the Staff of NASDAQ notified the Registrant that the bid price of its common stock had closed at less than $1.00 per share over the previous 30 consecutive business days, and, as a result, the Registrant did not comply with Listing Rule 5550(a)(2) (the “Rule”). In accordance with Listing Rule 5810(c)(3)(A), the Registrant was provided with 180 calendar days, or until March 15, 2010, to regain compliance with the Rule.

          On March 23, 2010, the Registrant received a letter, dated March 16, 2010, from the NASDAQ Listings Qualifications Department which indicated that a Staff Determination had been made to the effect that the Registrant’s common stock will be delisted from The NASDAQ Capital Market since the Registrant has not regained compliance with the Rule during the 180 day period. The bid price of the Registrant’s common stock did not close above $1.00 for a ten day period between September 15, 2009 and March 15, 2010. Unless the Registrant requests an appeal of this determination, trading of the registrant’s common stock will be suspended at the opening of business on March 25, 2010, and a Form 25-NSE will be filed with the Securities and Exchange Commission, which will remove the Registrant’s common stock from listing and registration on The NASDAQ Stock Market.

          The Registrant has appealed the Staff’s determination to a Hearing Panel and will present its plan to regain compliance, which may include a reverse stock split and other discussion of events that will enable it to regain compliance within a time period granted by the Hearing Panel that may last for up to 180 days. As part of the Staff’s ongoing review or in response to any submissions the Registrant has made or will make, the Staff may identify additional deficiencies under NASDAQ’s Rules. The Registrant would then be formally notified of any such additional deficiencies and the basis for them.

          The Registrant’s common stock will continue to be listed on The NASDAQ Capital Market during the pendency of its appeal. In the event that the Registrant is not successful in its appeal, the Registrant’s common stock may be eligible to trade on the OTC Bulletin Board or in the “Pink Sheets.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POKERTEK, INC.

Date:	March 23, 2010	By:	/s/ Mark D. Roberson
Mark D. Roberson, Chief Executive Officer and Chief Financial Officer